UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Cal-Maine Foods, Inc.

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Notice of

Annual Meeting

and

Proxy Statement

2015

NOTICE OF ANNUAL MEETING
October 2, 2015

TO THE SHAREHOLDERS:

The Annual Meeting of the shareholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 W. Woodrow Wilson Avenue, Jackson, Mississippi 39209, at 10:00 a.m. (Local Time), on Friday, October 2, 2015,  for the following purposes:

1.	To elect six directors from among the nominees described in this proxy statement to serve for the ensuing year;
2.	To ratify the selection of Frost, PLLC as our independent registered public accounting firm for fiscal year 2016; and
3.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

August 7, 2015, has been fixed as the record date for determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS

TIMOTHY A. DAWSON SECRETARY

DATED: August 28, 2015

SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

CAL-MAINE FOODS, INC.

3320 W. Woodrow Wilson Avenue

Jackson, Mississippi 39209

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD OCTOBER 2, 2015

The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Shareholders of Cal‑Maine Foods, Inc. (the “Company”) to be held on October 2, 2015, at 10:00 a.m., local time, at our headquarters, 3320 W. Woodrow Wilson Avenue, Jackson, Mississippi 39209. A copy of our Annual Report to Shareholders for the fiscal year ended May 30, 2015, accompanies this proxy statement. Our telephone number is (601) 948-6813. The terms “we,” “us” and “our” used in this proxy statement mean the Company.

GENERAL MATTERS

Additional copies of the Annual Report on Form 10-K (not including exhibits), Notice of Annual Meeting,  proxy statement and proxy card will be furnished without charge to any shareholder upon written request to: Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. Exhibits to the Annual Report on Form 10-K may be furnished to shareholders upon the payment of an amount equal to the reasonable expenses incurred by us in furnishing such exhibits. A list of the shareholders of record as of the record date will be available for inspection at the above address for 10 days preceding the date of the Annual Meeting.

While we are not soliciting proxies by internet, the following proxy materials are being made available free of charge at our website, www.calmainefoods.com:

•	The Notice of Annual Meeting and Proxy Statement for the 2015 Annual Meeting of Shareholders
•	The Annual Report on Form 10-K for the fiscal year ended May 30, 2015
•	The form of proxy card being distributed to stockholders in connection with the 2015 Annual Meeting of Shareholders

Certain shareholders sharing an address may have received only one copy of this proxy statement and the Annual Report on Form 10-K. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statements and the Annual Report to a shareholder at a shared address to which only a single copy of such documents were delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address: Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207.

If you want to receive separate copies of the Company’s Annual Report on Form 10-K and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Shareholders of record should contact the Company’s Corporate Secretary in writing or by telephone at Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207, telephone number (601) 948-6813.

Shareholders who are beneficial owners should contact their bank, broker or other nominee record holder.

Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation of such proxy or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.

All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy material to their principals. No proxies will be solicited via the Internet or web site posting.

VOTING SHARES

This proxy statement, the enclosed form of proxy and the other accompanying materials are first being mailed to shareholders on or about August 28, 2015. Shareholders of record at the close of business on August 7, 2015, are eligible to vote at the Annual Meeting in person or by proxy. As of the record date, 43,697,844 shares of our common stock were outstanding, and 4,800,000 shares of our Class A common stock were outstanding.

Each share of common stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A common stock is entitled to 10 votes on each such matter. The holders in person or by proxy of shares of our common stock and/or Class A common stock representing a majority of the voting interest of all such shares will constitute a quorum for purposes of the 2015 Annual Meeting of Shareholders. If a quorum is not present in person or by proxy, the holders of shares representing a majority of the voting interest of all such shares present may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions to the broker or other nominee on how that broker or nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting. Abstentions are counted for purposes of determining whether a quorum is present and they are considered present for the purpose of determining the number of votes present or represented by proxy and entitled to vote with respect to a particular proposal.

Election of Directors.  Both the shares of common stock and the shares of Class A common stock have the right of cumulative voting in the election of directors. Cumulative voting means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. To exercise cumulative voting rights by proxy, a shareholder must clearly designate the number of votes to be cast for any given nominee. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be taken into account in determining the outcome of the election. The election of directors requires a plurality of the votes cast.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares

1	Election of directors	Plurality of votes cast	Not voted	Not voted
2	Ratification of independent registered public accounting firm	Majority of votes of shares present	Not voted	Discretionary vote

Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named in the proxy will vote:

■	for the election of the six nominees named in this proxy statement to serve as directors of the Company;
■	for the ratification of our appointment of Frost, PLLC as independent registered public accounting firm of the Company; and
■	in their discretion with respect to such other business as may come before the Annual Meeting.

In accordance with our bylaws and Delaware law, the Company will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination.

We encourage you to read this entire document carefully.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock and Class A common stock as of July 17,  2015, by:

•	each person known by us to beneficially own more than 5% of the class outstanding, and
•

each director, each nominee to serve as a director of the Company, each executive officer named in the Summary Compensation Table (see “Compensation Tables”) and by all directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock and Class A Common Stock				Percentage of Total Voting Power (3)
	Number of Shares Beneficially Owned (2)		Percentage of Class Outstanding
	Common	Class A	Common	Class A
Fred R. Adams, Jr. (through Adolphus B. Baker and Jean Morris Adams, as his Co-Conservators) (4)	12,251,363	3,587,230	28.0%	74.7%	52.5%
Jean Morris Adams (5)	12,251,363	3,587,230	28.0%	74.7%	52.5%
Adolphus B. Baker (6)	11,439,176	4,703,520	26.2%	98.0%	63.8%
Timothy A. Dawson (7)	20,554	-0-	*	-0-	*
Charles J. Hardin (8)	47,304	-0-	*	-0-	*
Robert L. Holladay, Jr. (9)	10,399	-0-	*	-0-	*
Letitia C. Hughes (10)	27,500	-0-	*	-0-	*
Sherman L. Miller (11)	13,287	-0-	*	-0-	*
James E. Poole (12)	7,100	-0-	*	-0-	*
Steve W. Sanders (13)	6,900	-0-	*	-0-	*
Royce & Associates, LLC (14)	2,976,794	-0-	6.8%	-0-	3.2%
BlackRock, Inc. (15)	2,742,239	-0-	6.3%	-0-	3.0%
Allianz Global Investors U.S. Holdings LLC (16)	2,501,539	-0-	5.7%	-0-	2.7%
The Vanguard Group, Inc. (17)	2,341,208	-0-	5.4%	-0-	2.6%
Cal-Maine Foods, Inc. KSOP	2,485,583	-0-	5.7%	-0-	2.7%
All directors and executive officers as a group (10 persons) (18)(19)	11,598,654	4,703,520	26.5%	98.0%	63.9%

___________________

* Less than 1%

(1)

The mailing address of the Cal-Maine Foods, Inc. KSOP (“KSOP”), Mr. and Mrs. Adams, and each officer and director except James E. Poole, Letitia C. Hughes and Steve Sanders, is Cal-Maine Foods, Inc., P. O. Box 2960, Jackson, MS 39207. Mr. Poole’s address is P. O. Box 5167, Jackson, MS 39296; Ms. Hughes’ address is 48 Avery Circle, Jackson, MS 39211; Mr. Sanders’ address is 2 Oakleigh Place, Jackson, MS 39211.

(2)

The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” has the meaning given in Rule 13d-3 under the Securities Exchange Act of 1934, i.e. the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (the power to dispose of or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(3)

Percentage of total voting power represents voting power with respect to all shares of our common stock and Class A common stock, voting together as a single class. Each share of common stock is entitled to one vote and each share of Class A common stock is entitled to ten votes. Shares of Class A common stock are automatically converted into common stock on a share per share basis in the event the beneficial or record ownership of any such share of Class A common stock is transferred to any person other than Mr. Adams or members of his immediate family. Each share of Class A common stock is convertible, at the option of its holder, into one share of common stock at any time.

(4)

Mr. Adams is our Chairman Emeritus. Includes 711,507 shares of common stock accumulated under the KSOP.  Also includes 1,554,870 shares of common stock and 96,480 shares of Class A common stock owned by Mr. Adams’ spouse separately and as to which Mr. Adams disclaims beneficial ownership. A conservatorship was established on November 7, 2011, to manage Mr. Adams’ affairs, with Mrs. Adams and Mr. Baker as co-conservators, as a result of the impairment of Mr. Adams’ health related to his previously disclosed stroke. Mr. Adams continues to consult actively and regularly with the Company, and it is expected that he will continue to do so for as long as he is able. Pursuant to the conservatorship, Mr. Baker and Mrs. Adams have the exclusive power to vote or direct the voting of Mr. Adams’ shares. While they also have dispositive power over such shares, disposition of such shares may require court approval in accordance with Mississippi conservatorship laws. Members of the Adams family continue to hold more than a majority of the Company’s voting power, although the establishment of the conservatorship as it relates to Mr. Adams’ shares may be deemed to have constituted a change in control from Mr. Adams to Mrs. Adams and Mr. Baker.

(5)

Mrs. Adams is the spouse of Mr. Adams, our Chairman Emeritus. She and Mr. Baker serve as co-conservators of the above referenced conservatorship established for Mr. Adams. Includes 9,984,986 shares of common stock and 3,490,750 shares of Class A common stock owned by Mr. Adams separately, and 711,507 shares of common stock accumulated under Mr. Adams’ KSOP account.  Mrs. Adams and Mr. Baker share voting power over Mr. Adams’ shares. While they also share dispositive power over such shares, disposition of such shares may require court approval in accordance with Mississippi conservatorship laws.

(6)

Mr. Baker is Chairman of the Board, a director and a director nominee, and is our President and Chief Executive Officer. Includes 248,368 shares of common stock and 1,784 shares of Class A common stock owned by Mr. Baker’s spouse separately as to which Mr. Baker disclaims beneficial ownership, 4,586 shares of common stock accumulated under his spouse’s KSOP account as to which Mr. Baker disclaims beneficial ownership, 145,593 shares of common stock accumulated under Mr. Baker’s KSOP account, and 29,100 shares of unvested restricted common stock. Mr. Baker and Mrs. Adams serve as co-conservators of the above referenced conservatorship established for Mr. Adams so the totals include 9,984,986 shares of common stock and 3,490,750 shares of Class A common stock owned by Mr. Adams separately and 711,507 shares of common stock accumulated under Mr. Adams’ KSOP account. Mr. Baker and Mrs. Adams share voting power over Mr. Adams’ shares. While they also share joint dispositive power over such shares, disposition of such shares may require court approval in accordance with Mississippi conservatorship laws.

(7)

Mr. Dawson is a director and a director nominee, and is our Vice President – Chief Financial Officer, Treasurer and Secretary.  Includes 4,854 shares of common stock accumulated under the KSOP and 9,700 shares of unvested restricted common stock.

(8)

Mr. Hardin is our Vice President – Sales. Includes 9,000 shares of common stock through Mr. Hardin’s individual retirement account, 32,404 shares of common stock accumulated under the KSOP and 5,900 shares of unvested restricted common stock.

(9)	Mr. Holladay is our Vice President – General Counsel. Includes 699 shares of common stock accumulated under the KSOP and 9,700 shares of unvested restricted common stock.
(10)	Ms. Hughes is a director and a director nominee. Includes 5,900 shares of unvested restricted common stock.
(11)

Mr. Miller is a director and a director nominee and is our Vice President – Chief Operating Officer. Includes 2,492 shares of common stock accumulated under the KSOP, 1,095 shares of common stock accumulated under the KSOP by Mr. Miller’s spouse separately and as to which Mr. Miller disclaims beneficial ownership, and 9,700 shares of unvested restricted common stock.

(12)	Mr. Poole is a director and a director nominee. Includes 1,200 shares of common stock owned through Mr. Poole’s individual retirement account and 5,900 shares of unvested restricted common stock.
(13)	Mr. Sanders is a director and a director nominee. Includes 6,900 shares of unvested restricted common stock.
(14)

This information is based solely on a Schedule 13G/A filed with the SEC on or about January 6, 2015, by Royce & Associates, LLC (“Royce”). The Schedule 13G/A reports that Royce has sole voting and sole dispositive power over such shares. Royce’s address is 745 Fifth Avenue, New York, NY 10151.

(15)

This information is based solely on a Schedule 13G/A filed with the SEC on or about January 30, 2015, by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 2,667,369 of such shares and sole dispositive power over 2,742,239 of such shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10022.

(16)

This information is based solely on a Schedule 13G/A filed with the SEC on or about February  13, 2015, by Allianz Global Investors U.S. Holdings LLC (“Allianz”). The Schedule 13G/A reports that Allianz has beneficial ownership of the shares listed but that its following affiliates have the sole voting power and sole dispositive power, respectively, of such shares: NFJ Investment Group LLC – 1,940,975 voting and 1,968,615 dispositive; Allianz Global Investors U.S. LLC – 323,860 voting and 332,570 dispositive; Allianz Global Investors Taiwan Ltd. – 173,504 voting and dispositive; and Allianz Global Investors GmbH – 26,850 voting and dispositive.  Allianz’ address is 680  Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(17)

This information is based solely on a Schedule 13G filed with the SEC on or about February 10, 2015, by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G reports that Vanguard has sole voting power over 39,782 of such shares, sole dispositive power over 2,304,826 of such shares, and shared dispositive power over 36,382 of such shares.

(18)	Includes 2,485,583 shares of common stock accumulated under the KSOP.
(19)	Includes shares of common stock as to which Messrs. Baker and Miller disclaim any beneficial ownership. See Notes (6) and (11) above.

The shares of common stock accumulated in the KSOP, as indicated in Notes (4),  (5),  (6),  (7),  (8) and (10) above, also are included in the 2,485,583 shares shown in the table as owned by the KSOP.

ELECTION OF DIRECTORS

ITEM NO. 1 ON PROXY CARD

Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than 12. Pursuant to the bylaws, the Board of Directors has fixed the number of directors at six as of the date of the annual meeting. Unless otherwise specified, proxies will be voted FOR the election of the six nominees named below to serve until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable or declines to serve as director (which is not anticipated), the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion.

The Board of Directors has designated Adolphus B. Baker, Timothy A. Dawson, Letitia C. Hughes, Sherman Miller, James E. Poole and Steve W. Sanders as nominees for election as directors of the Company at the Annual Meeting (each a “Nominee”). Each Nominee is currently a Director of the Company. If elected, each Nominee will serve until the expiration of his/her term at the next annual meeting of shareholders in 2016 and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal from office.

The Board unanimously recommends a vote “FOR” the six Nominees.

Nominees for Directors

The table below sets forth certain information regarding the Nominees for election to the Board of Directors:

Name	Age	Tenure and Business Experience
Adolphus B. Baker Chairman of the Board, President, Chief Executive Officer and Director	58

Mr. Baker was elected Chairman of the Board in 2012. He was elected President and Chief Operating Officer in 1997. He served as Chief Operating Officer until he was elected Chief Executive Officer in 2010. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, he had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He has served as a director of the Company since 1991 and is past chairman of American Egg Board, United Egg Producers, Egg Clearinghouse, Inc. and Mississippi Poultry Association. He is a director of United Egg Producers, Eggland’s Best, Inc., Trustmark Corporation and Trustmark National Bank. He is also a member of the board of managers of Eggland’s Best, LLC. Mr. Baker is Fred R. Adams, Jr.’s (our Chairman Emeritus) son-in-law.

Timothy A. Dawson Vice President – Chief Financial Officer, Treasurer, Secretary and Director	61

Mr. Dawson joined the Company in 2005 as Vice President and Chief Financial Officer. He has served as a director since 2005. He is also Secretary and Treasurer of the Company. Mr. Dawson served as Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation from 1999 until the sale of that company to Terra Industries, Inc. in 2004.

Letitia C. Hughes Director	63

Ms. Hughes has served as a director of the Company since 2001. From 1974 until her retirement in 2014 Ms. Hughes was associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions. At her retirement she was serving as Senior Vice-President, Manager, Private Banking. Ms. Hughes is an independent director.

Sherman L. Miller Vice President – Chief Operating Officer and Director	40

Mr. Miller joined the Company in 1996 and has served in various positions in operations. He was elected Vice President of Operations in 2007 and Chief Operating Officer in 2011. He was elected a director of the Company in 2012. Mr. Miller is Chairman and a  director of U.S. Poultry and Egg Association.

James E. Poole Director	66

Mr. Poole is a Certified Public Accountant and, until his retirement in 2013, was a principal with the accounting firm of Grantham, Poole, Randall, Reitano, Arrington & Cunningham, PLLC of Ridgeland, Mississippi, and was such for more than five years. In 2014, he founded James E. Poole Financial, LLC, a registered investment advisor firm for which he’s served as Manager since inception. He has been a director of the Company since 2004 and is an independent director.

Steve W. Sanders Director	69

Mr. Sanders has served as a director of the Company since 2009. He is a Certified Public Accountant and is a Lecturer at the Adkerson School of Accountancy, Mississippi State University, where he has taught accounting and auditing courses since 2003. He retired in 2002 as the managing partner of the Jackson, Mississippi office of Ernst & Young LLP, certified public accountants, after over 30 years with that firm. He served as a director of Valley Services, Inc., a privately-held food services company from 2003 until the sale of that company in 2012. Mr. Sanders is an independent director.

EXECUTIVE OFFICERS OF THE COMPANY

The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers, including the named executive officers, serve at the pleasure of the Board. For information regarding ownership of the Company’s common stock and Class A common stock by the executive officers of the Company, see “Ownership of Voting Securities by Certain Beneficial Owners and Management” on page 5.

ADOLPHUS B. BAKER, age 58, is Chairman, Chief Executive Officer and President and a director. See previous description under “Nominees for Directors.”

MICHAEL CASTLEBERRY,  age 57, has served as Vice President – Controller of the Company since January 1, 2014. He has been employed by the Company since November 2012 previously serving as Director of Accounting. He served as Chief Financial Officer of Maxim Production Co., Inc. from 2007 until its commercial egg assets and operations were acquired by the Company in 2012.

TIMOTHY A. DAWSON, age 61, is Vice President – Chief Financial Officer, Treasurer and Secretary and a director. See previous description under “Nominees for Directors.”

CHARLES J. HARDIN, age 56, is Vice President – Sales. He has served in such office since 2002. He has been employed by the Company since 1989.

ROBERT L. HOLLADAY, JR., age 39, is Vice President – General Counsel.    Mr. Holladay joined the Company and was elected to this position in 2011. Prior to joining the Company he was an attorney with the law firm of Young Wells Williams P.A. (formerly YoungWilliams P.A.) since joining that firm in 2002.

SHERMAN L. MILLER, age 40, is Vice President – Chief Operating Officer and a director. See previous description under “Nominees for Directors.”

JOE M. WYATT, age 76, is Vice President – Feedmill Division. He has served in such office since 1977 and has been employed by the Company since its formation in 1969. He served as a director of the Company from 1998 to 2004.

The Company’s executive officers serve at the pleasure of the Board. None of the officers or directors have been convicted in a criminal proceeding during the past 10 years (excluding traffic violations or a similar misdemeanor). None of the executive officers or directors have been a party to any judicial or administrative proceeding during the past 10 years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Diversity of Our Board

We believe our Board of Directors constitutes a diverse group of highly qualified individuals. Mr. Baker is our Chairman, President and Chief Executive Officer and as such brings a highly informed view of Company operations to the Board’s activities. Mr. Baker is highly active in industry organizations and therefore has access to feedback from other industry leaders as to industry-wide conditions, experience of others in addressing a continuously changing spectrum of problems and opportunities in the egg industry.

Mr. Dawson has extensive industrial accounting experience having served as the Chief Financial Officer of Mississippi Chemical Corporation, a publically traded company in the fertilizer industry. Mr. Dawson’s background involves extensive contact with members of the agricultural community as well as experience in addressing the financial management of a large agricultural enterprise.

Mr. Miller is our Vice President and Chief Operating Officer and has served in that and various other operational positions for the Company since 1996. This provides him a deep knowledge and experience base regarding the Company’s operations, customers and industry.

Both Messrs. Poole and Sanders are Certified Public Accountants and bring a diversity of viewpoints to their Board positions. Until his retirement in 2013, Mr. Poole was a principal in one of the larger public accounting firms in the State of Mississippi serving a broad scope of clients. He brings not only accounting expertise to the Board but also a broad knowledge of the general business climate within which the Company is operating. He brings a particularly practical approach to the issues presented to our Board. Mr. Sanders headed the local Jackson, Mississippi office of

Ernst & Young. As Managing Partner of Ernst & Young he was presented with a multitude of accounting issues raised by a client base consisting of many types of businesses.  Subsequent to retiring from Ernst & Young, Mr. Sanders has served as a lecturer in the Adkerson School of Accounting at Mississippi State University therefore bringing current academic experience to matters being considered by our Board.

Until her retirement in 2014, Ms. Hughes was head of Private Banking for Trustmark National Bank, a large regional bank in the southeastern portion of the United States and has been invaluable to the deliberations of the Board by bringing to bear her views and experience as a lending officer for a large bank. In a volatile industry such as the egg industry, Ms. Hughes has given the Board invaluable insights into the Company’s relationship with its lenders.

Meetings and Attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Normally, committee meetings occur the day of the Board meeting. In addition to the quarterly meetings, typically there are some special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met four times during fiscal year 2015.  All of our directors attended 75% or more of the aggregate of all Board of Directors meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. All six directors attended the 2014 Annual Meeting.

Board Committees

In fiscal year 2015, our Board had five standing committees (number of fiscal year 2015 meetings in parentheses): an Audit Committee (4), a Compensation Committee (2), an Executive Committee (0), a Long-Term Incentive Plan Committee (1), and a Nominating Committee (1). In certain instances the Board and Board committees may take action through written consent. In fiscal year 2015 the Executive Committee took action by written consent four times,  and the Board took action by written consent one time. The Audit and Compensation Committees have written charters which are available on our website at www.calmainefoods.com. The Executive, Long-Term Incentive Plan and Nominating Committees do not have charters. The table below provides current membership for each of the Board committees.

Director	Audit	Compensation	Executive	Long-Term Incentive Plan	Nominating
Adolphus B. Baker		Chair	Chair		Chair
Timothy A. Dawson			Member
Letitia C. Hughes	Chair	Member		Member	Member
Sherman L. Miller			Member
James E. Poole	Member	Member		Chair	Member
Steve W. Sanders	Member	Member		Member	Member

The Audit Committee, which is composed of three independent directors, meets with management, internal auditors, and the Company’s  independent registered public accounting firm to determine the adequacy of internal controls, to recommend a registered public accounting firm for the Company to select, evaluate and oversee an internal auditor for the Company, to review annual audited and quarterly financial statements and recommend whether such statements should be included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, and other financial matters.

The Compensation Committee establishes goals and reviews general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options and restricted stock to the Company’s officers, employees and directors, other than awards administered by the Long-Term Incentive Plan Committee. It reviews and recommends to the Board of Directors the compensation and benefits of officers who are members of the Executive Committee and of the Chairman Emeritus.

The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of an agreement of merger or consolidation, the recommendation to stockholders of the disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. In addition, it may not authorize single capital expenditure projects in excess of $10 million.

The Long-Term Incentive Plan Committee, which is composed of three independent directors, administers the Cal-Maine Foods, Inc. 2012 Omnibus Long-Term Incentive Plan, including selecting the persons to whom awards may be made, determining the types of awards, determining the times at which awards will be made and other terms and conditions relating to awards.

The Nominating Committee considers potential nominees for directors proposed by committee members, other members of the Board of Directors, management or our stockholders. Any shareholder desiring to submit a director candidate for consideration should submit the candidate’s name, address and detailed background information to the Secretary of the Company at the Company’s address shown on page 2.  The Secretary will forward such information to the Nominating Committee for its consideration.

In recommending nominees for the Board, the Nominating Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating Committee’s opinion, the candidate would be a desirable addition to the Board.

Diversity is taken into account when determining how the candidates’ qualities and attributes would complement the other directors’ backgrounds. Type of advanced studies and certification, type of industry experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating Committee believes that the different business and educational backgrounds of the directors of the Board contribute to the overall insight necessary to evaluate matters coming before the Board.

Shareholder Communications

Shareholders may send communications to the Board by directing them to the Secretary in the same manner as described on page 2 of this proxy statement. The Secretary will forward to all members of the Board any such communications he receives which, in his reasonable judgment, he deems to be not spurious and to be sent in good faith.

Risk Oversight

The Board takes its oversight role in the Company’s risk management very seriously. The Company’s Executive Committee is primarily responsible for managing the day-to-day risks of the Company’s business, and is best equipped to assess and manage those risks. The Audit Committee also plays a prominent role in assessing and addressing risks faced by the Company with respect to financial and accounting controls, internal audit functions, pending or threatened legal matters, insurance coverage and the Company’s  “whistleblower” hotline policy, among other matters. The Board and the Audit Committee receive reports on the Company’s exposure to risk and its risk management practices from members of the Executive Committee as well as other members of the Company’s management and legal counsel, including reports on the Company’s information technology standards and safeguards, financial and accounting controls and security measures, environmental compliance, human resources, litigation and other legal matters, grain purchasing strategies, and customer concentration and product mix, among other things. The Board regularly receives updates about and reassesses the management of these risks throughout the year. In addition, the Board and the Audit Committee review the Company’s risk disclosures in its draft periodic reports before they are filed and have the opportunity to question management and outside advisers about those risks. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure on a day-to-day basis, and the Board and its committees providing oversight in connection with those efforts.

The Board’s oversight of risk of the Company has not specifically affected the Board’s leadership structure. The Board believes that its current leadership structure is conducive of and appropriate for its risk oversight function. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make any change it deems appropriate.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed with Frost, PLLC,  the Company’s independent registered public accounting firm,  which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Frost, PLLC that firm’s independence from management and the Company including the matters in the written disclosures and letter from Frost, PLLC required by Public Company Accounting Oversight Board rules and considered the compatibility of nonaudit services with Frost, PLLC’s independence.

The Committee discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2015,  for filing with the Securities and Exchange Commission.

The Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” and independent directors within the meaning of Securities and Exchange Commission regulations.

Letitia C. Hughes, Audit Committee — Chairperson

James E. Poole, Audit Committee Member

Steve W. Sanders, Audit Committee Member

Certain Corporate Governance Matters

The NASDAQ stock market qualitative listing standards require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the Board composed solely of independent directors be established. These standards are not applicable to any company where more than 50% of the voting power is held by one individual or group. Mr. Adams, founder and Chairman Emeritus of the Company, and his spouse own capital stock of the Company entitling them to 52.5% of the total voting power. Accordingly, the Company is exempt from those NASDAQ listing standards. However, a NASDAQ listing standard requiring the independent directors of the Board to have regularly scheduled meetings at which only independent directors are present is applicable to the Company. Such meetings were held following the regular meetings of the Board during the fiscal year ended May 30, 2015. NASDAQ qualitative listing standards require companies to adopt a code of business conduct and ethics applicable to all directors, officers and employees that is in compliance with certain provisions in the Sarbanes-Oxley Act of 2002. The Board of Directors adopted such a code in 2004. Our Code of Ethics is posted on our website at www.calmainefoods.com.

The listing standards also require that certain related-party transactions to which the Company’s directors or officers are parties be reviewed for potential conflicts of interests on an ongoing basis by, and all such transactions be approved by, the Company’s Audit Committee or another independent committee of the Board of Directors. During the fiscal year ended May 30, 2015, no reportable related-party transactions took place.

Additional NASDAQ listing standards require that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, including procedures for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by the Company. Our Audit Committee is in compliance with these standards.

The Board of Directors has a Nominating Committee. Mr. Baker, Ms. Hughes, Mr. Poole and Mr. Sanders are the members of the Nominating Committee. As a “controlled company,” the independence requirements of NASDAQ Rule 4350(c) do not apply to the Company.

Mr. Baker, our President and Chief Executive Officer, serves as Chairman of the Board. The Company has not named a lead independent director. The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman of the Board roles is prompted by the Company’s needs at any point in time. The Company’s leadership structure has varied over time and has included combining and separating these roles. As a result, the Board has not established a firm policy requiring combination or separation of these leadership roles and the Company’s governing documents do not mandate a particular structure. This provides the Board with flexibility to establish the most appropriate structure for the Company at any given time.

The Board has determined that the Company is currently best served by having one person serve as Chairman of the Board and Chief Executive Officer as it promotes communication between management and the Board of Directors and provides essential leadership for addressing the Company’s strategic initiatives and challenges. Mr. Baker’s service as Chairman of the Board aids the Board’s decision-making process because he has firsthand knowledge of the Company’s operations and the major issues facing the Company, and he chairs the Board meetings where the Board discusses strategic and business issues.

The Board of Directors also considers the above structures appropriate due to the Company’s status as a “controlled company.” Further, due to the relatively small size of the Board of Directors and the fact that one-half of the members of the Board of Directors are independent directors, the Board of Directors has not felt it necessary to designate a lead independent director.

Mr. Adams, the former Chairman of the Board, has been designated Chairman Emeritus of the Company. Under the Company’s bylaws, Chairman Emeritus is an advisory position. Although the Chairman Emeritus may be invited to participate in Board of Director and committee meetings, the Chairman Emeritus is not counted for quorum purposes and has no director voting rights. The Chairman Emeritus provides such advisory services to the Board of Directors as it requests.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, such as the common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the fiscal year ended May 30, 2015, the following persons were directors, officers or 10% or more beneficial owners who failed to timely file reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. For each such person, the number of late reports, the number of transactions that were not reported on a timely basis, and any known failure to file a required Form are set forth by their name.

Adolphus B. Baker:  One transaction for which a Form 4 was filed late.

Sherman L. Miller:  One transaction for which a Form 4 was filed late.

The Company has not received any information from 10% shareholders indicating that they have not complied with filing requirements.

Related-Party Transactions

We are the largest producer and marketer of shell eggs in the United States. We  spend hundreds of millions of dollars for goods and services from third parties annually. We have approximately 2,872 employees and the authority to purchase goods and services is widely dispersed. Because of these far-reaching activities, there may be transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We may refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Company’s Code of Ethics prohibits directors, officers and employees of the Company from engaging in transactions which may create or appear to create a conflict of interest without disclosing all relevant facts and circumstances to, and obtaining the prior written approval of, the Company’s General Counsel. The General Counsel reports annually to the Audit Committee concerning any such disclosures. While the Audit Committee has no specific written policy and procedures for review and approval of related-party transactions, in the past if a related-party transaction involved a director, executive officer, or their immediate family members, in evaluating such transaction the Audit Committee has considered, among other factors:

•the goods or services provided by or to the related party,

•the nature of the transaction and the costs to be incurred by the Company or payments to the Company,

•the benefits associated with the proposed transaction and whether alternative goods or services are available from unrelated parties,

•the advantages the Company would gain by engaging in the transaction,

•whether the terms of the transaction are fair to the Company and arms-length in nature,

•the materiality of the transaction to the Company and to the related party, and

•management’s determination that the transaction is in the best interests of the Company.

During fiscal year 2015 no reportable related-party transactions took place.

COMPENSATION DISCUSSION AND ANALYSIS

We are the only publicly held company in the United States, insofar as we can determine, whose primary business is the commercial production, processing, and sale of shell eggs. Accordingly, there is little, if any, public information available relative to the compensation paid by our competitors. It is our intent to compensate our employees at a level that will appropriately reward them for their performance, minimize the number of employees leaving our employment because of compensation issues, and enable us to attract needed talent as our business expands. Even though we have not lost many management level employees to our competitors, we believe our management is not the highest paid management group in the egg business.

As stock representing more than 50% of the voting power of our voting stock is owned by members of Mr. Adams’ family, we are a controlled company as defined in Rule 4350(c)(5) of the NASDAQ Rules. As such, we are not required to have the compensation of our named executive officers determined by a majority of our independent directors or a Compensation Committee composed entirely of independent directors. However our independent directors, who constitute three of the four members of the Compensation Committee, do play a significant role in determining the compensation of certain of our named executive officers. We divide our executive officers into two categories for compensation purposes. The first are members of the Executive Committee of our Board of Directors, which during fiscal year 2015 was composed of Messrs. Baker, Dawson and Miller. The compensation of the members of the Executive Committee is primarily determined by the Executive Committee which submits its recommendation to the Compensation Committee for approval. The compensation for other executives or officers, including named executive officers not members of the Executive Committee (which, for fiscal year 2015, included Messrs. Hardin and Holladay), is determined by the Executive Committee pursuant to overall compensation goals and guidance established by the Compensation Committee.

Elements of Compensation

Except as otherwise noted, our total compensation package provided to each of our named executive officers consists of a base salary, a cash bonus, equity compensation, automobiles and company paid insurance. Additionally, certain of the named executive officers participate in deferred compensation plans,  are eligible for an enhanced health plan and receive payment of country club dues.

Compensation Practices and Risks

We do not think any risks arise from the Company’s compensation policies and practices that are likely to have a material adverse effect on the Company. No single officer has compensation structured so that it would likely result in such officer subjecting the Company to unusual or extraordinary risks.

Bonus Plans

General Bonus Program

During fiscal year 2015, our named executive officers, with the exception of the members of the Executive Committee, were covered by our general bonus program. The amount of bonus which could be earned by such named executive officers is an amount equal to 50% of the total of their base salary plus such officer’s prior year’s bonus.

Of the potential bonus that can be earned by a named executive officer, 50% is based on our profitability, subject to the discretion of the Chief Executive Officer, and in the case of the Chief Executive Officer, subject to the discretion of the Compensation Committee. If we earn a minimum profit, on a pre-tax basis, of five cents per dozen eggs produced, each named executive officer will earn the full portion of his bonus attributable to our profitability, subject to adjustment at the discretion of the Chief Executive Officer or Compensation Committee, as applicable. If our profit is less than five cents per dozen eggs produced, the officer’s bonus is reduced by a corresponding percentage.

The remaining bonus that can be earned by a named executive officer is based on such officer’s  performance as evaluated by our Chief Executive Officer in his discretion.

There is constant contact and interplay among our Chief Executive Officer and the various named executive officers. This contact gives our Chief Executive Officer an ongoing opportunity to be aware of the overall efficiency, cooperativeness, enthusiasm, judgment and attitude that each named executive officer brings to the performance of his duties. Our Chief Executive Officer’s observation of these elements forms the basis of his opinion as to how such named executive officer is performing.

However, in addition to the direct observation and interplay between our Chief Executive Officer and the named executive officers, other criteria are also utilized in evaluating a named executive officer’s entitlement to the individual performance section of the bonus.

The General Managers of the Company also have a bonus program. This bonus program has 17 elements that can be considered by the named executive officer in determining the bonus of his General Managers. Not all 17 elements are utilized each year. Typically, at the beginning of each year, the named executive officer will confer with his General Managers and, of the available criteria, they will select six or seven elements upon which they will concentrate in evaluating the General Manager’s performance and bonus eligibility.

An example of some, but not all, of the 17 elements considered by the named executive officer are the profitability of the segment under the General Manager’s control, the efficiency of the flocks under the General Manager as to feed conversion, livability, the status of accounts receivable, percent of eggs hatched, percent of Grade A eggs produced, environmental and other regulatory compliance, and other operational criteria. The significance or importance of the criteria available for evaluation will vary from location to location. Inasmuch as a General Manager’s performance is the responsibility of a specific named executive officer, how the General Managers perform under their performance program and in meeting the established criteria is a significant element considered by our Chief Executive Officer in evaluating the individual performance segment of a named executive officer’s bonus.

Executive Committee Members and General Counsel Bonus Programs

For members of our Executive Committee and Mr. Holladay, our Vice President – General Counsel, the bonus program is essentially subjective, rather than utilizing objective criteria. The Executive Committee determines recommended bonuses for its members and these recommendations are given to the Compensation Committee for final approval. Our Chief Executive Officer determines Mr. Holladay’s bonus. Normally, the Compensation Committee accepts the Executive Committee’s recommendation. The most significant item in determining the amount of the Executive Committee members’ and Mr. Holladay’s bonuses is the profitability of our Company.

Year-to-year variations in the level of compensation for our named executive officers result primarily from changes in bonuses and other compensation such as restricted stock grants rather than base salary. Their salaries remain relatively fixed with modest increases from time to time. A primary variable factor in the named executive officers’ compensation is the value of the shares of our stock in relation to which the officer has options, rights or grants.

The tables which follow give details as to the compensation of each of our named executive officers for fiscal year 2015.

General Matters Regarding Compensation

Employment Agreements

None of our named executive officers has an employment contract.

Deferred Compensation Arrangements

Messrs. Baker, Dawson and Hardin currently participate in the deferred compensation plan (the “Deferred Compensation Plan”) described below.

In 2006 our Board adopted the Deferred Compensation Plan in which all our officers are eligible to participate. The Deferred Compensation Plan will establish an account for each officer selected by the Board. Each year the Board may elect to make a contribution for each participant ranging from zero to whatever the Board determines. Each participant’s account will be credited with investment earnings equal to a fund selected  by the Board to serve as an index. Currently, the index fund selected by the Board is the Vanguard 500 Index Fund Admiral Shares. At the time of initial participation, each participant must elect how he wishes his account to be distributed to him. Participants may elect to receive their distribution in a lump sum or in annual installments. All of the named executive officers participating in this Deferred Compensation Plan have elected the lump sum distribution alternative. All contributions to each officer’s account will vest when made. The Board determines what contributions, if any, will normally be made during December of each year. During the last fiscal year the contributions made to our named executive officers under the Deferred Compensation Plan are reflected in the “Nonqualified Deferred Compensation” table in the “Compensation Tables” section below.

Long-Term Equity Incentive Compensation

Our named executive officers participate in our 2012 Omnibus Long-Term Incentive Plan (“2012 Plan”).

Prior to the adoption of the 2012 Plan, the Company had almost exhausted grants available under the Company’s existing equity plans. The Compensation Committee believed it was essential to provide the named executive officers and other employees of the Company with a long-term equity component of compensation in order to better align their interests with those of the Company’s stockholders. As a result, the Company adopted the 2012 Plan which was approved at the 2012 annual shareholder meeting.

The 2012 Plan is administered by the Long-Term Incentive Plan Committee of the Board (“LTIP Committee”). On December 12, 2014, the LTIP Committee authorized grants of restricted stock to a broad base of employees of the Company, including the named executive officers. All of such restricted stock awards (“RSAs”) were made effective January 15, 2015, and each award vests fully on the third anniversary of date of grant, January 15, 2018. The type of award, the level of RSAs awarded to each named executive officer, and the vesting structure of such RSAs  was based in large part on the recommendations of Mercer (US) Inc., a compensation consulting firm engaged by the Compensation Committee of the Company and comparisons to the Company’s peer group. See “Benchmarking of Compensation” and “Compensation Consultants” sections below.

The LTIP Committee anticipates that it will make similar levels of grants of similar RSAs to employees on an annual basis, but it reserves the right to not do so, to defer doing so, or to alter the levels of shares awarded and terms and conditions of any such awards in its discretion.    While the LTIP Committee has not developed formal policies concerning the timing of grants, setting of exercise prices and other matters, its practice has been to authorize grants of restricted shares annually in mid-December, with the grants to be made effective the following mid-January. Since such grants do not involve setting exercise prices, no practice or policy has yet been established regarding setting exercise prices of options.

Severance and Change-in-Control Payments

No named executive officer is entitled to receive any severance or change-in-control payment; however, their existing grants of restricted stock do vest on death, disability or change-in-control and the LTIP committee in its sole discretion may determine that such grants will vest partially or in full as of retirement. See the “Potential Payments Upon Termination or Change in Control” section on page 25.

Employee Benefits and Perquisites

We do not have a pension plan but we do have the Cal-Maine Foods, Inc. KSOP (“KSOP”), which is a combination 401(k) and employee stock ownership plan. We currently contribute an amount not less than 3% of the participant’s base salary and bonus to the KSOP each year subject to statutory limitations. All employees with at least one year of service and who meet minimum age requirements, including our named executive officers, are members of the KSOP. Within the KSOP, we also sponsor an elective 401(k) component, but we make no contributions directly to the 401(k) component on behalf of the participants. For additional information regarding the KSOP, see “Compensation Plans – Cal-Maine Foods, Inc. KSOP” below.

Each of our named executive officers participates in an enhanced health plan pursuant to which we reimburse the participating officer for any eligible health expense not covered by our primary health plan, up to $10,000 per calendar year.

We have a plan under which officers who meet minimum tenure qualifications will be provided health coverage after their retirement. The coverage we provide is secondary to their Medicare coverage.

Each of our named executive officers is provided one automobile for which we pay the operating and maintenance costs. We also pay club dues on behalf of certain of our named executive officers as determined by the Board of Directors.

Certain officers are provided individual life insurance policies, the premiums of which are paid by the Company. Historically, the Executive Committee has made the determination of which officers would be provided such benefit on a case-by-case basis. In fiscal year 2013, the Compensation Committee authorized the Company to implement a split-dollar life insurance arrangement with Mr. Baker as to two life insurance policies which was accomplished in fiscal year 2014. This replaced two existing term life insurance policies for Mr. Baker being funded by the Company, the premiums for which were due to materially escalate. The premiums paid on behalf of the named executive officers and the imputed income relating to the split-dollar life insurance policies on Mr. Baker’s life owned by the Company are set forth in the “All Other Compensation Table” in the “Compensation Tables” section below.

Compensation Plans

Cal-Maine Foods, Inc. KSOP

During 2012, our defined contribution savings and retirement plan established in 1985, which was designed to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code, was merged into our Employee Stock Ownership Plan (“ESOP”) established in 1976. The name of the ESOP was changed to the “Cal-Maine Foods, Inc. KSOP”.

The KSOP combines an employee stock ownership plan and a 401(k) plan. All full time employees over age 21 with one or more years of service, are eligible to participate in the KSOP.  The employee stock ownership component of the KSOP currently consists primarily of common stock of the Company and is managed by a trustee designated by the Board of Directors. Contributions by us may be made in cash or shares of common stock, as determined by the Board of Directors. Company contributions generally may not exceed 15% of the aggregate annual compensation of participating employees. Currently, the Company contributes an amount not less than 3% of the participant’s base salary and bonus to the KSOP subject to statutory limitations. Contributions are allocated to the accounts of participating employees in the proportion which each employee’s compensation for the calendar year bears to the total compensation for the calendar year (up to $260,000 for calendar year 2014, as indexed, per employee), of all participating employees for such calendar year. Company contributions vest immediately upon the commencement of an employee’s participation in the KSOP.

Shares of common stock held in an employee’s account are voted by the KSOP trustee in accordance with the employee’s instructions. Our contributions to the accounts in the KSOP amounted to approximately $2,522,387 in calendar year 2014. For fiscal year 2015, our contributions to the KSOP on behalf of each of our named executive officers are listed in the All Other Compensation Table.

The 401(k) component of the KSOP permits participants to contribute up to the maximum allowed by the IRS regulations. Participating employees are 100% vested in their 401(k) account balances in the KSOP. The KSOP is intended to comply with the Employee Retirement Income Security Act of 1974, as amended. Benefits under the KSOP are paid at the time of a participant’s death, retirement, disability, termination of employment, and, under limited circumstances, may be withdrawn prior to the employee’s termination of service.

2005 Incentive Stock Option Plan

Our 2005 Incentive Stock Option Plan (the “ISO Plan”) was adopted by our Board of Directors on August 15, 2005, and ratified by our shareholders on October 13, 2005. Under the ISO Plan,  1,000,000 shares of common stock were reserved for issuance upon the exercise of options granted under the ISO Plan.

The ISO Plan terminated upon expiration of the term of the plan on August 15, 2015. There were no outstanding options under the ISO Plan as of May 30, 2015, or as of the termination date of the plan.

Shares of common stock issued under the ISO Plan have been registered under the Securities Act of 1933.

Cal-Maine Foods, Inc. Stock Appreciation Rights Plan

The Cal-Maine Foods Stock Appreciation Rights Plan (the “SARs Plan”) was adopted by our Board of Directors on August 15, 2005, and ratified by our shareholders on October 13, 2005. The SARs Plan covers 2,000,000 shares of common stock and is administered by the Executive Committee of the Board of Directors. The SARs Plan terminated upon expiration of the plan on August 15, 2015.

SARs vest at the rate of 20% per year, are non-transferable and contain anti-dilution provisions. Upon exercise, the Company will pay the holder of the SARs an amount in cash equal to the difference between the fair market value on the date of grant and the fair market value as of the date of exercise.

As of May 30, 2015, employees and directors held a total of 2,900 SARs with a base price of $2.965 per share, and 24,000 SARs with a base price of $3.465 per share, all of which are fully vested. Shares of common stock are not issued under the SARs Plan, but only serve as the measure for determining the amount to be paid by the Company. The termination of the SARs Plan does not impair the rights of holders of outstanding SARs.

Shares of common stock covered by the SARs Plan are registered under the Securities Act of 1933. The settlement of awards in cash resulted from an amendment to the SARs Plan on August 24, 2006, as permitted by its terms.

2012 Omnibus Long-Term Incentive Plan

Our 2012 Plan was adopted by our Board of Directors and ratified by our shareholders in 2012. It will expire on October 5, 2022, except with respect to awards then outstanding, and no further awards may be granted thereafter. The maximum number of shares of common stock that are available for awards under the 2012 Plan (subject to certain adjustments upon changes in capitalization of the Company) is 1,000,000 shares. Options, SARs, restricted shares and stock units may be granted under the 2012 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the 2012 Plan to any employee, any non-employee member of the Board of Directors, and any consultant who is a natural person and provides services to us or a subsidiary (except for incentive stock options which may be granted only to our employees). The Long-Term Incentive Plan Committee of the Board of Directors, in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award, and determines the other terms and conditions relating to the awards.

The 2012 Plan provides that no participant may (i) be awarded options or SARs in any 12-month period to purchase more than 200,000 shares of common stock or (ii) earn restricted shares or stock unit awards that are intended to be performance-based compensation under Section 162(m) of the Code with respect to more than 100,000 restricted shares or 100,000 stock units for each 12 months in the vesting or performance period.

The 2012 Plan includes provisions permitting us to grant awards that will qualify as “performance-based compensation” under applicable federal tax rules, thus enhancing our ability to deduct compensation amounts paid to certain of our executive officers. To ensure our ability to deduct compensation amounts related to restricted shares and stock unit awards granted to certain executive officers, these tax rules will require among other things that we grant such awards subject to vesting only upon pre-specified performance conditions. The performance conditions that might be used for this purpose under the 2012 Plan are: earnings (before or after taxes); earnings per share; earnings before interest, taxes, depreciation and amortization; total stockholder return; stockholders’ equity or return on equity or average stockholders’ equity; return on assets, investments or capital employed; operating income; gross margin; operating margin; margin per dozen; net operating income (before or after taxes); income per dozen, return on operating revenue; specified levels or changes in sales or revenue; expense or cost reduction; working capital; economic value added; market share; cash flow; operating cash flow; cash flow per share; share price; debt reduction; customer satisfaction; contract awards or backlog; or, to the extent that an award is not intended to qualify as “performance-based compensation” under federal tax rules, other measures of performance as specified by the Long-Term Incentive Plan Committee. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. To the extent consistent with the Code Section 162(m), the Long-Term Incentive Plan Committee may also exclude under the terms of the performance goals the impact of an event or occurrence which the Long-Term

Incentive Plan Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Thus far, the LTIP Committee has only authorized time-vested restricted stock grants from the 2012 Plan. Such grants have been structured thus far to vest 100% on the third anniversary of the date of grant, conditioned upon continued employment of the grantee. The holders of such restricted stock grants will have the rights of a stockholder from the date of grant of their award, including the right to vote the shares of common stock and the right to receive cash dividends and share and property distributions on the shares.

As of June 11, 2015, employees and directors held a total of 332,440 restricted shares granted under the 2012 Plan. Such existing grants were made on January 15, 2013, January 15, 2014 and January 15, 2015.

Shares of common stock subject to the 2012 Plan have been registered under the Securities Act of 1933.

Benchmarking of Compensation

In fiscal year 2013 the Compensation Committee engaged the consulting firm of Mercer (US) Inc. (“Mercer”) to provide compensation analysis and consulting services regarding executive and director compensation. Part of this engagement involved benchmarking the Company’s executive pay against a peer group and published compensation surveys. Mercer has provided the Compensation Committee with annual updates of its prior analysis, including the benchmarking. The most current peer group consisted of 16 companies, all of which are publicly traded. The peer group was selected based on research by Mercer and input from management. The peer group consisted of the following companies based on size (as measured by revenues), industry focus and market capitalization

Lancaster Colony Corporation
Alliance One International, Inc.	Lancaster Colony Corporation
B&G Foods, Inc.	Post Holdings, Inc.
Calavo Growers, Inc.	Sanderson Farms, Inc.
Diamond Foods, Inc.	Seneca Foods Corporation
Farmer Brothers Co.	Snyder’s-Lance, Inc.
The Hain Celestial Group, Inc.	TreeHouse Foods, Inc.
J & J Snack Foods Corp.	Universal Corporation
John B. Sanfilippo & Son, Inc.	The WhiteWave Foods Company

Compensation Consultants

In addition to the services described above, Mercer was also engaged to review annual and long-term incentive plan designs for competitiveness and alignment with peer companies, and to update management and the Board on executive compensation trends.

Mercer reported directly to Mr. Baker but also consulted with Mr. Dawson, Vice President and Chief Financial Officer of the Company, and Mr. Poole, an independent director and member of the Compensation Committee. During fiscal year 2015, the LTIP Committee based its grants of restricted stock to officers and directors on Mercer’s recommendations. The Company’s director compensation is also based on Mercer’s findings, as more fully discussed in the “Director Compensation” section below.

As noted above, Mercer recently updated its prior analyses but did not provide an update on director compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management of the Company and based on the review and discussions the Compensation Committee has recommended to the Board of Directors that the above Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.

Adolphus B. Baker,  Compensation Committee — Chairman

Letitia C. Hughes,  Compensation Committee Member

James E. Poole,  Compensation Committee Member

Steve W. Sanders, Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 2015 were Mr. Baker,  who is Chairman of the Board, Chief Executive Officer and President of the Company,  Ms. Hughes, Mr. Poole and Mr. Sanders. Only Mr. Baker was an employee of the Company.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE(1)

)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(2)	(h)	(i)(3)	(j)
Adolphus B. Baker, Chairman/ President/CEO	2015 2014 2013	361,106 341,346 320,000	384,200 340,000 325,000	274,725 289,062 221,832	26,896 27,735 25,298	160,464 99,002 99,401	1,207,391 1,097,145 991,531
Timothy A. Dawson, VP/CFO/ Treasurer/Secretary	2015 2014 2013	264,738 247,946 232,946	282,500 250,000 235,000	91,575 96,354 73,944	50,573 64,085 64,858	72,914 72,235 69,789	762,300 730,620 676,537
Charles J. Hardin, VP/Sales	2015 2014 -	191,466 158,264 -	156,684 145,868 -	54,945 58,883 -	28,493 35,466 -	53,483 41,177 -	485,071 439,658 -
Robert L. Holladay, Jr., VP/General Counsel	2015 2014 -	179,231 169,231 -	147,500 120,000 -	91,575 96,354 -	-0- -0- -	26,980 27,475 -	445,286 413,060 -
Sherman L. Miller, VP/Chief Operating Officer	2015 2014 -	173,461 156,346 -	155,375 137,500 -	91,575 96,354 -	-0- -0- -	15,925 20,779 -	436,336 410,979 -

___________________

(1) Columns (f) and (g) have been omitted since the Company made no option awards and paid no non-equity incentive plan compensation to named executive officers in fiscal years 2015, 2014 or 2013.

(2) The amount listed represents the aggregate grant date fair value of time-vested restricted stock grants computed in accordance with Financial Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”).

(3) The detail on amounts in this column are set forth in the “All Other Compensation” table below.

ALL OTHER COMPENSATION TABLE

(1)
Name	Fiscal Year	Auto ($)	Deferred Compensation Contributions ($)	Club Dues ($)	Payment or Imputed Income Based on Cost of Life Insurance Coverage ($)(1)	Medical Reimbursement ($)	KSOP Contribution ($)	Total ($)
Adolphus B. Baker	2015 2014 2013	16,640 7,080 7,040	55,788 56,775 16,493	14,856 12,569 11,627	57,881 10,648 46,250	7,499 4,280 10,491	7,800 7,650 7,500	160,464 99,002 99,401
Timothy A. Dawson	2015 2014 2013	6,800 10,075 10,200	46,188 43,488 40,788	8,197 6,139 6,007	1,613 1,613 1,613	2,316 3,270 3,681	7,800 7,650 7,500	72,914 72,235 69,789
Charles J. Hardin	2015 2014 -	4,280 3,634 -	33,750 24,628 -	-0- -0- -	-0- -0- -	7,653 5,265 -	7,800 7,650 -	53,483 41,177 -
Robert L. Holladay, Jr.	2015 2014 -	6,900 10,975 -	-0- -0- -	8,146 6,139 -	1,500 1,500 -	2,634 1,211 -	7,800 7,650 -	26,980 27,475 -
Sherman L. Miller	2015 2014 -	2,000 5,400 -	-0- -0- -	1,827 -0- -	608 608 -	3,690 7,121 -	7,800 7,650 -	15,925 20,779 -

___________________

(1) For named executive officers other than Mr. Baker, the amount listed represents premiums paid on life insurance policies provided for such officer. Of Mr. Baker’s total amount listed for 2015, $50,669 represents premiums paid on non-split-dollar life insurance policies and $7,212 represents income imputed to Mr. Baker related to the split-dollar life insurance arrangements discussed in “Employee Benefits and Perquisites” above.

GRANTS OF PLAN-BASED AWARDS(1)

				)
Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)		(i)(2)	(l)(3)
Adolphus B. Baker	01/15/15	12/12/14	7,500	274,725
Timothy A. Dawson	01/15/15	12/12/14	2,500	91,575
Charles J. Hardin	01/15/15	12/12/14	1,500	54,945
Robert L. Holladay, Jr.	01/15/15	12/12/14	2,500	91,575
Sherman L. Miller	01/15/15	12/12/14	2,500	91,575

___________________

(1) Columns (c) through (h) have been omitted since the Company made no non-equity incentive plan or equity incentive plan awards to named executive officers in fiscal year 2015. Columns (j) and (k) have been omitted since the Company made no option awards to named executive officers in fiscal year 2015.

(2) Amounts shown in this column represent restricted stock grants of Company stock made in fiscal year 2015 which vest on the third anniversary of the date of grant, conditioned upon the grantee remaining employed by the Company. Vesting of such shares is accelerated upon a change of control of the Company or upon the death or disability of the grantee. If the grantee’s employment is terminated due to retirement, the Long-Term Incentive Plan Committee may provide for full or partial vesting of such shares.

(3) The grant date fair value of the restricted stock grants set forth in this column is based on the closing price of Company common stock as of the grant date, which was $36.63.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

		Not Vested	of Stock That
Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)		(g)(2)	(h)(3)
Adolphus B. Baker	01/15/13 01/15/14 01/15/15	10,800 10,800 7,500	612,252 612,252 425,175
Timothy A. Dawson	01/15/13 01/15/14 01/15/15	3,600 3,600 2,500	204,084 204,084 141,725
Charles J. Hardin	01/15/13 01/15/14 01/15/15	2,200 2,200 1,500	124,718 124,718 85,035
Robert L. Holladay, Jr.	01/15/13 01/15/14 01/15/15	3,600 3,600 2,500	204,084 204,084 141,725
Sherman L. Miller	01/15/13 01/15/14 01/15/15	3,600 3,600 2,500	204,084 204,084 141,725

___________________

(1) Columns (b) through (f) have been omitted since the named executive officers have no outstanding option awards. Columns (i) and (j) have been omitted since the named executive officers have no outstanding equity incentive plan awards.

(2)  All of these grants of restricted stock have been made under the 2012 Omnibus Long-Term Incentive Plan and shares of restricted stock under these grants vest on the third anniversary of the date of grant, conditioned upon the grantee remaining employed by the Company. Vesting of such shares is accelerated upon a change of control of the Company or upon the death or disability of the grantee. If the grantee’s employment is terminated due to retirement, the LTIP Committee may provide for full or partial vesting of such shares.

(3) Market value is based on the closing price of Company common stock as of May 29, 2015, the last business day of the Company’s fiscal year 2015.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
(a)	(b)	(c)	(d)	(e)
Adolphus B. Baker	14,000	674,450	-0-	-0-
Timothy A. Dawson	12,000	571,260	-0-	-0-
Charles J. Hardin	-0-	-0-	-0-	-0-
Robert L. Holladay, Jr.	-0-	-0-	-0-	-0-
Sherman L. Miller	-0-	-0-	-0-	-0-

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)(3)
Adolphus B. Baker	-0-	55,788	26,896	-0-	284,517
Timothy A. Dawson	-0-	46,188	50,573	-0-	504,312
Charles J. Hardin	-0-	33,750	28,493	-0-	288,166
Robert L. Holladay, Jr.	N/A	N/A	N/A	N/A	N/A
Sherman L. Miller	N/A	N/A	N/A	N/A	N/A

___________________

(1) The entire amount reported in this column (c) for each named executive officer is included within the amount reported as 2015 all other compensation in column (i) of the Summary Compensation Table.

(2)  The entire amount reported in this column (d) for each named executive officer is included within the amount reported as 2015 change in pension value and nonqualified deferred compensation earnings in column (h) of the Summary Compensation Table.

(3) Amounts reported in this column (f) for each named executive officer include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, contributions. This total reflects the cumulative value of each named executive officer’s contributions and investment experience.

For additional detail regarding these arrangements, see “Compensation Discussion and Analysis – General Matters Regarding Compensation – Deferred Compensation Arrangements.”

PENSION BENEFITS

No named executive officer participates in any pension plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the Compensation Discussion and Analysis, the Company generally does not enter into agreements with named executive offices that provide for severance or change in control payments. Accordingly, restricted stock awards (“RSAs”) are the only form of compensation reflected in the table below, the treatment of which on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the named executive officers in age, years of service, date of hire, etc., and that do not discriminate in scope, terms or operation in favor of executive officers.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

For the named executive officers, the benefits that would become payable upon termination of employment, retirement, death, disability or change in control as of the end of the Company’s fiscal year ended May 30, 2015, are outlined below, based on the Company's closing stock price of $56.69 on May 29, 2015, the last business day of such fiscal year.

Name	Form of Compensation	Voluntary Termination By Company or Employee(1) ($)	Retirement(2) ($)	Death or Disability(3) ($)	Change in Control(4) ($)
Adolphus B. Baker	RSAs	-0-	1,649,679	1,649,679	1,649,679
Timothy A. Dawson	RSAs	-0-	549,893	549,893	549,893
Charles J. Hardin	RSAs	-0-	334,471	334,471	334,471
Robert L. Holladay, Jr.	RSAs	-0-	549,893	549,893	549,893
Sherman L. Miller	RSAs	-0-	549,893	549,893	549,893

(1) Upon termination by the Company or the employee (other than termination due to a retirement, death or disability), the named executive officers’ RSA agreements provide for forfeiture of all unvested RSAs.

(2) Upon retirement, the LTIP Committee in its sole discretion may provide that RSAs will vest partially or in full as of the effective date of the grantee’s termination due to retirement. The amounts set forth in the column assume all such RSAs are fully vested.

(3) Upon disability or death of a grantee, all RSAs vest as of the date of such disability or death and all restrictions lapse.

(4) Upon a change in control, all RSAs are vested immediately prior to the completion of the change in control and all restrictions lapse.

DIRECTOR COMPENSATION(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(2)	(g)	(h)
Letitia C. Hughes	35,000	54,945	-0-	89,945
James E. Poole	35,000	54,945	-0-	89,945
Steve W. Sanders	35,000	54,945	-0-	89,945

___________________

(1) Column (d) has been omitted since the directors were not awarded any options and have no outstanding option awards. Columns (e) and (f) were omitted since the directors do not participate in any non-equity incentive plans, pensions or nonqualified deferred compensation arrangements.

(2)  The grant date fair value of the restricted stock grants set forth in this column is based on the closing price of Company common stock as of the grant date, which was $36.63.  At the end of fiscal year 2015, the directors listed in this table had the following unvested restricted stock awards: Ms. Hughes – 5,900 shares; Mr. Poole – 5,900 shares; and Mr. Sanders – 6,900 shares.

Director Compensation

The Company’s non-employee directors are each entitled to receive $35,000 annually as compensation for their services as a director. This fee is paid in quarterly installments, in advance. Employee directors receive no additional compensation for their services as directors of the Company. Mr. Poole, Mr. Sanders and Ms. Hughes are independent directors. During fiscal year 2015, our independent directors received the following grants of restricted shares of common stock from the Company’s 2012 Omnibus Long-Term Incentive Plan:  Ms. Hughes – 1,500 shares, Mr. Poole – 1,500 shares, and Mr. Sanders – 1,500 shares. Such restricted grants vest 100% on the third anniversary of the date of grant.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

ITEM NO. 2 ON PROXY CARD

The Audit Committee selected the firm of Frost, PLLC of Little Rock, Arkansas, to serve as independent registered public accounting firm for fiscal year 2016 and the Board of Directors recommends a vote FOR ratification of such appointment. There have been no controversies, disputes or differences of opinion with Frost, PLLC.

Frost, PLLC has extensive experience in serving the poultry and egg industries, and the Audit Committee felt they would be particularly responsive to our needs.

Representatives of Frost, PLLC will attend the annual meeting and will be available to respond to questions and make any statement they desire.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Frost, PLLC as independent registered public accounting firm of the Company.

Fees

Fees paid to Frost, PLLC:

	FISCAL 2015		FISCAL 2014
Fee	Amount	% of Total	Amount	% of Total
Audit Fees	251,607	93	$ 242,999	85
Audit Related Fees	18,250	7	$ 32,815	11
Tax Fees	-0-	-0-	$ 11,028	4
All Other Fees	-0-	-0-	-0-	-0-

All audit and any material non-audit services provided by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee or its designee. 100% of the services for the fiscal years 2015 and 2014 were pre-approved by the Audit Committee.

Audit fees include fees associated with the annual audit of the Company’s financial statements and the review of the financial statements included in the Company’s  quarterly reports on Form 10-Q. Audit-related fees principally include employee benefit plan audits for plan fiscal years ended December 31, 2014 and December 31, 2013. Tax fees include fees paid by the Company for tax return services associated with the Company’s wholly-owned subsidiary, Delta Egg Farm, LLC. The Company acquired the remaining 50% interest in that entity on March 1, 2014.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2016 Annual Meeting must be received in writing by the Company no later than May 1, 2016,  to be considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting, if needed. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any shareholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies named in the enclosed proxy will vote in accordance with their best judgment on such matters.

Holders of common stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

INCORPORATION BY REFERENCE

The accompanying Annual Report on Form 10-K contains the audited consolidated balance sheets of the Company at May 30, 2015 and May 31, 2014, and related consolidated statements of income,  comprehensive income, stockholder equity, and cash flows for fiscal years ended May 30, 2015, May 31, 2014 and June 1, 2013. Such financial statements are incorporated herein by reference.

By order of the Board of Directors,

Timothy A. Dawson Secretary

Jackson, Mississippi

August 28, 2015

APPENDIX A

CAL-MAINE FOODS, INC.

COMPENSATION COMMITTEE CHARTER

I.

Purpose. The primary purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Company’s Board of Directors (“Board”) relating to compensation of the Company’s executive officers.  For this purpose, “compensation” includes, but is not necessarily limited to:

1.	annual base salary;
2.	annual incentive opportunity or bonus;
3.	stock option or other equity participation plans;
4.	long-term incentive opportunity;
5.	the terms of any employment agreements, severance arrangements, and change in control agreements, in each case as, when, and if appropriate;
6.	any special or supplemental benefits or perquisites; and/or
7.	any other payments or benefits that are deemed compensation under applicable Securities and Exchange Commission (“SEC”) rules and regulations.
II.	Organization.
1.	The Committee shall consist of three or more directors appointed by the Board. Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
2.

At least two members of the Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

3.	The Committee shall meet at least once per year, or more frequently as circumstances require.
4.

In the event that the Committee has three or more members and one or more members of the Committee are absent from a meeting of the Committee or, being present at a meeting, recuse themselves from an action taken, the remaining members of the Committee (provided there are at least two such members), acting unanimously, shall have the power to take any necessary action. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee.

5.	The Board shall designate a member of the Committee as Chairperson.
6.

The Committee may form and delegate authority to subcommittees when determined by the Committee to be necessary or appropriate; provided, however, no subcommittee shall consist of fewer than two members; and provided further, the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

III.	Authority and Responsibilities. To fulfill its responsibilities, the Committee shall:
1.	review and approve the Company’s overall compensation strategy and policies to ensure they are appropriate to attract, retain and motivate senior management and other key personnel;
2.

review and approve on an annual basis the Chief Executive Officer’s (“CEO”) compensation, considering, among such other factors as it may deem relevant, the CEO’s performance, Company performance, shareholder returns, the value of similar incentive awards to chief executive officers at comparable companies and compensation provided to the CEO in past years.  Additionally, in evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act;

3.

review and approve on an annual basis the compensation of all members of the Executive Committee of the Board and the Chairman Emeritus of the Company, considering the same factors set forth above with respect to the CEO’s compensation.  The compensation for other executives or officers, including named executive officers not members of the Executive Committee, will be determined by the Executive Committee of the Board, consistent with the overall compensation goals and guidance established by the Committee;

4.

make recommendations to the Board and members of its Long-Term Incentive Plan Committee with respect to the Company’s incentive compensation plans and equity-based plans, considering the results of the most recent Say on Pay Vote or related stockholder proposals;

5.

review the Company’s incentive compensation arrangements to determine whether they encourage unnecessary or excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

6.

review and discuss with management, prior to the filing of the same with the SEC, the disclosure regarding executive compensation, including the Compensation Discussion and Analysis, compensation tables and the Committee Report required to be included in the Company’s Annual Report on Form 10-K or proxy statement;

7.	prepare any other reports required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement or otherwise;
8.	review and approve the creation or revision of any clawback policy allowing the Company to recoup compensation paid to employees;
9.	review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Committee;
10.	review its own performance annually;
11.	report regularly to the Board regarding the Committee’s activities;
12.

select, engage, compensate and terminate compensation consultants, independent legal counsel and financial or other advisors (each, a “Compensation Advisor”) as it deems necessary and advisable to assist the Committee in carrying out its responsibilities and functions as set forth herein; The Committee shall set the compensation, and oversee the work, of any Compensation Advisor.  In retaining any Compensation Advisor, the Committee must consider the factors specified in the Exchange Act and any applicable NASDAQ rules;

13.

annually review an assessment of any potential conflict of interest raised by the work of a Compensation Advisor (whether retained by the Committee or management) that is involved in determining or recommending executive compensation;

14.	receive appropriate funding, as determined by the Committee, for the payment of compensation to its compensation consultants, independent legal counsel and any other advisors; and
15.	perform any other activities or functions consistent with this Charter or assigned by applicable law, the Company’s certificate of incorporation or by-laws, or by the Board.

IMPORTANT ANNUAL MEETING INFORMATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

01 - Adolphus B. Baker ______ 02 - Timothy A. Dawson ______ 03 - Letitia C. Hughes ______
04 - Sherman Miller ______ 05 - James E. Poole ______ 06 - Steve W. Sanders ______

Please refer to the Proxy Statement for a discussion of cumulative voting.

	For	Against	Abstain
2. Ratification of Frost, PLLC as Independent Registered Public Accounting Firm of the Company	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1. Sign your name exactly as it appears on the label. 2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. 3. If a corporation, please sign in full corporate name by president or other authorized officer. 4. If a partnership, please sign in partnership name by authorized person. 5. When shares are held jointly, both stockholders must sign this proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 2452421

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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2015 PROXY — CAL-MAINE FOODS, INC. | COMMON STOCK

THIS PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby appoints Adolphus B. Baker and Timothy A. Dawson, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Cal-Maine Foods, Inc. (the "Company"), held of record by the undersigned on August 7, 2015, at the Annual Meeting of Stockholders of the Company, to be held on October 2, 2015, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR RATIFICATION OF THE APPOINTMENT OF FROST, PLLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE__________ SACKPACK__________

MR A SAMPLE
DESIGNATION (IF ANY)
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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Voting Instructions — KSOP VOTING INSTRUCTIONS

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.

01 - Adolphus B. Baker ______ 02 - Timothy A. Dawson ______ 03 - Letitia C. Hughes ______

04 - Sherman Miller ______ 05 - James E. Poole ______ 06 - Steve W. Sanders ______

Please refer to the Proxy Statement for a discussion of cumulative voting.

	For	Against	Abstain
2. Ratification of Frost, PLLC as Independent Registered Public Accounting Firm of the Company	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1. Sign your name exactly as it appears on the label. 2. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. 3. If a corporation, please sign in full corporate name by president or other authorized officer. 4. If a partnership, please sign in partnership name by authorized person. 5. When shares are held jointly, both stockholders must sign this proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 2 4 5 2 4 2 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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2015 Voting Instructions — CAL-MAINE FOODS, INC. KSOP VOTING INSTRUCTIONS

THESE VOTING INSTRUCTIONS ARE BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

The undersigned hereby directs the Administrative Committee of the Cal-Maine Foods, Inc. KSOP to instruct the Trustee of the KSOP to vote the undersigned's shares of Common Stock of Cal-Maine Foods, Inc. in the undersigned's account in the Cal-Maine Foods, Inc. KSOP held by the undersigned on August 7, 2015, at the Annual Meeting of Stockholders of the Company, to be held on October 2, 2015, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

When properly executed, these voting instructions will be carried out in the manner directed. IF NO DIRECTION IS MADE, THE TRUSTEE WILL BE DIRECTED TO VOTE FOR THE ELECTION OF ALL NOMINEES LISTED AND FOR RATIFICATION OF THE APPOINTMENT OF FROST, PLLC AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM. The undersigned hereby revokes any voting instructions heretofore given by the undersigned regarding voting at the Annual Meeting. These voting instructions may be revoked in writing prior to their exercise.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +